UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2017

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number	Identification No.)

51 E. Campbell Avenue, Suite 128 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously stated in its May 23, 2017 earnings release, hopTo Inc. is providing the following answers to questions submitted to its investors@hopto.com email address regarding the Company’s business, finances and operations. These questions and answers will also be posted on the Company’s website at investors.hopto.com. These answers are subject to the forward looking statement disclaimer following the last question and answer below. The following questions and answers do not purport to be indicative of the Company’s overall current business, finances, operations or prospects; rather, the answers reflect the Company’s responses solely to the questions submitted.

Question: How many individuals are still on the Board of Directors?

hopTo Answer:

There have been no changes to the hopTo Board of Directors. The board is comprised of five independent members and the Company Chief Executive Officer all of whom were included on our Form 10K filed on April 7, 2017 with the SEC. The board is not currently receiving fees from the Company.

Question: On the Aqua Licensing Website it states that all bids were to be in by 3/20/2017 and the winning bid would be announced on 4/7/2017. Is the company currently in Subsequent rounds of bidding with multiple potential buyers?

hopTo Answer:

As we stated in our Form 8K filed with the SEC on April 20, 2017, the hopTo IP sale process is still ongoing. We cannot currently discuss any specifics as discussions are still underway with potential buyers.

This question and answer set contains statements that are forward looking. These statements include statements regarding potential strategic transactions and negotiations, financing and cost cutting initiatives, such as subletting our office lease. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: our lack of cash resources makes it extremely difficult to execute on our efforts to extract value from our hopTo and Go-Global assets, and creates risks that we may be unable to realize full value for such assets; we may be unable to manage our expenses to a degree to preserve our opportunities to extract value from our assets, and may be forced to sell them at unfavorable prices; there is no assurance that any transaction will be achieved for any hopTo assets in a timely manner, on reasonable terms, or at all; and other factors, including those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents we have filed with the SEC. We assume no obligation to update the above question and answer set, which speaks only as of the date of this Form 8-K in which these questions and answers first appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: June 1, 2017	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer, Secretary